STARTRAK SYSTEMS, LLC AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                           DECEMBER 31, 2005 AND 2004

CONTENTS







Independent Auditors' Report                                          1


Consolidated Financial Statements

     Consolidated balance sheets                                      2

     Consolidated statements of operations and members' deficit       3

     Consolidated statements of cash flows                          4-5

     Notes to consolidated financial statements                    6-15


Supplementary Information

     Consolidated schedules of selling, general and
         administrative expenses                                     16

     Consolidated supplementary financial data                       17


INDEPENDENT AUDITORS' REPORT


To the Members of
StarTrak Systems, LLC


We have audited the accompanying consolidated balance sheets of StarTrak Systems, LLC and Subsidiaries (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, members' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of StarTrak Systems, LLC and Subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplementary information listed in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has a significant accumulated deficit and working capital deficit, and has incurred a significant net loss from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
March 16, 2006

CONSOLIDATED BALANCE SHEETS
December 31,                                             2005          2004
--------------------------------------------------------------------------------

ASSETS

Current assets
Cash and cash equivalents                             $    79,562  $    203,557
Accounts receivable, less allowance for doubtful
  accounts of approximately $30,000 and $184,000
  in 2005 and 2004, respectively                          935,640       659,949
Inventories                                               731,583       725,888
Prepaid expenses and other current assets                  50,326        87,817
                                                      --------------------------

Total current assets                                    1,797,111     1,677,211

Computer equipment, net of accumulated depreciation
  of approximately $43,000 and $14,000 in 2005 and
  2004, respectively                                       44,505        27,147

Security deposits                                           6,408         6,408
                                                      --------------------------

                                                      $ 1,848,024  $  1,710,766
                                                      ==========================
LIABILITIES AND MEMBERS' DEFICIT

Current liabilities
Notes payable, current portion                        $   534,588  $    801,088
Customer advances                                       1,255,270
Accounts payable                                        1,620,184     1,299,112
Accrued expenses                                          450,000       118,000
Accrued warranty                                          515,001       191,872
Other current liabilities                                  19,372       188,077
                                                      --------------------------

Total current liabilities                               4,394,415     2,598,149
                                                      --------------------------

Long-term liabilities
Notes payable, net of current portion                   5,000,000     4,250,000
Accrued interest payable                                  437,815       114,568
Due to members                                            569,666       113,000
                                                      --------------------------

                                                        6,007,481     4,477,568
                                                      --------------------------

Members' deficit                                       (8,553,872)   (5,364,951)
                                                      --------------------------


Total liabilities and members' deficit                $ 1,848,024   $ 1,710,766
                                                      ==========================

See accompanying notes to consolidated financial statement

CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

Years Ended December 31,                                 2005          2004
--------------------------------------------------------------------------------


Net sales                                             $ 6,327,980   $ 4,819,420

Cost of sales                                           4,037,413     3,811,696
                                                      --------------------------

Gross profit                                            2,290,567     1,007,724
                                                      --------------------------

Expenses
   Selling, general and administrative expenses         5,315,858     3,800,159
   Depreciation expense                                    29,039        13,573
                                                      --------------------------

                                                        5,344,897     3,813,732
                                                      --------------------------

Loss from operations                                   (3,054,330)   (2,806,008)
                                                      --------------------------

Other income (expense)
Interest expense                                         (344,576)     (148,018)
Forgiveness of debt income                                200,000
Interest income                                             9,985
                                                      --------------------------

                                                         (134,591)     (148,018)
                                                      --------------------------

Net loss                                               (3,188,921)   (2,954,026)

Members' deficit, beginning of year                    (5,364,951)   (2,322,503)

Excess of purchase price over departing member's
  equity                                                                (88,422)
                                                      --------------------------

Members' deficit, end of year                         $(8,553,872)  $(5,364,951)
                                                      ==========================

See accompanying notes to consolidated financial statement

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,                                 2005          2004
--------------------------------------------------------------------------------

Cash flows from operating activities
Net loss                                              $(3,188,921)  $(2,954,026)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation                                               29,039        13,573
Provision for doubtful accounts                            58,998       120,313
Provision for accrued warranty                            714,139       395,000
Forgiveness of debt income                               (255,000)
Changes in operating assets and liabilities
Accounts receivable                                      (334,689)     (489,482)
Inventories                                                (5,695)     (526,211)
Prepaid expenses and other current assets                  37,491       (94,225)
Accrued interest payable                                  328,218       130,196
Customer advances                                       1,255,270
Members' salary accrual                                   126,666       130,000
Accounts payable                                          506,072       629,523
Accrued expenses                                          332,000      (480,370)
Accrued warranty                                         (391,010)     (248,190)
Other current liabilities                                (168,705)      188,077
                                                      --------------------------

Net cash used in operating activities                    (956,127)   (3,185,822)
                                                      --------------------------

Net cash flows used in investing activities
Purchases of computer equipment                           (46,397)      (40,720)
                                                      --------------------------


Cash flows from financing activities
Proceeds from issuance of promissory notes
  (see Note 9)                                            750,000     3,900,000
Principal payments on notes payable                      (271,471)     (434,962)
Advances from (repayments to) members                     400,000      (185,000)
                                                      --------------------------

Net cash provided by financing activities                 878,529     3,280,038
                                                      --------------------------

Net increase (decrease) in cash and cash
  equivalents                                            (123,995)       53,496

Cash and cash equivalents, beginning of year              203,557       150,061
                                                      --------------------------

Cash and cash equivalents, end of year                $    79,562   $   203,557
                                                      ==========================

See accompanying notes to consolidated financial statement

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
Years Ended December 31,                                 2005          2004
--------------------------------------------------------------------------------


Supplementary disclosure of cash flow information,
cash paid during the year for interest                $    16,358   $    33,462
                                                      ==========================

Supplementary disclosure of non-cash investing and
financing activities
Promissory note issued as consideration for equity
  repurchase agreement (see Note 9)                   $     -       $   388,422
                                                      ==========================

Debt to members paid by third party in accordance
   with the September 30, 2004 post closing
   agreement (see Note 9)                             $   130,000   $     -
                                                      =========================

See accompanying notes to consolidated financial statement

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





1.       Nature of operations

StarTrak Systems, LLC (the "Company"), a Delaware Limited Liability Company, was formed on March 26, 2001. The Company also conducts business under the name "StarTrak LLC".

The Company provides wireless subscription information services ("Subscription Services") and tracking and monitoring devices ("Monitoring Devices") to freight operators of refrigerated tractor trailers and rail cars and original equipment manufacturers ("OEM's") of refrigerated transport systems. The Monitoring Devices collect and transmit to the Company critical information, via satellite, cellular or radio frequency, regarding a tractor trailer's or rail car's location, operational status, and the status of other sensors such as fuel, door openings, and weight loads. The Company's Subscription Services process this information, combine it with the known freight shipment and logistical data, and delivers it to the client via several information technology applications allowing the client to monitor and track shipments, control temperature sensitive freight environments, remotely send commands to refrigeration systems, and troubleshoot problems.

The Company's Subscription Services are marketed as ReeferTrak(R) Commander, ReeferTrak(R) Sentry, ReeferTrak(R) Scout and GenTrak(TM) while the Monitoring Devices, which enable the Subscription Services are known as ReeferTrak(R) RT 3000, ReeferTrak(R) RT 2000, ReeferTrak(R) RT 4000, GenTrak(TM) RT 4000 and GenTrak(TM) RT 2000.

2.       Going concern

At December 31, 2005, the Company had a members' deficit of approximately $8.6 million and a working capital deficit of approximately $2.6 million For the years ended December 31, 2005 and 2004, the Company incurred net losses of approximately $3.2 million and $3.0 million, respectively, and net cash used in operations of $1.0 million and $3.2 million respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans primarily consist of (i) obtaining additional financing and/or capital and (ii) attaining profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


3.       Summary of significant accounting policies

Principles of Consolidation

In December 2003, the Financial Accounting Standards Board ("FASB") issued revised FASB Interpretation 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires certain variable interest entities ("VIE") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The Company is the primary beneficiary of StarTrak Wireless Technologies Private Limited ("StarTrak India") under FIN 46. StarTrak India is a private company registered on September 21, 2005 in the State of Tamil Nadu, India. StarTrak India was formed primarily to allow the Company to outsource certain programming functions. The Company consolidated the results of StarTrak India's operations, consisting of approximately $45,000 in operational expenses and no revenues. StarTrak India's assets and liabilities were not significant to the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation (continued)

The consolidated financial statements include the accounts of the Company, a wholly-owned inactive subsidiary and StarTrak India. All intercompany transactions and balances have been eliminated in consolidation.

Cash Equivalents

The Company considers highly-liquid financial instruments purchased with a maturity of three months or less as cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectible at the discretion of management.

Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments", approximate the carrying amounts presented in the accompanying consolidated balance sheets.

Inventories

Inventories are stated at the lower of cost, determined by the First-In, First-Out ("FIFO") method, or market. Finished Goods consist of Monitoring Devices that are completed and parts available for shipment to customers. Parts consist of items that are necessary to construct Monitoring Devices and parts available for warranty purposes. The Company accounts for all unbilled work-in process as parts inventory.

Computer Equipment

Computer equipment is stated at cost less accumulated depreciation. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets of three years.

Revenue Recognition

In November 2002, the Emerging Issues Task Force ("EITF") issued EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". This issue addresses the determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how arrangement consideration should be measured and allocated to the separate units of accounting. EITF 00-21 does not require the deferral of revenue when all material deliverables are considered separate units of accounting.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition (continued)

All of the material deliverables in the Company's sales arrangements meet the criteria for separate units of accounting as set forth in EITF 00-21. Accordingly, revenues for Monitoring Devices are recognized upon delivery to customers. Subscription Service revenues are recognized for "activated" Monitoring Devices, as delivered, on a monthly basis. Advances from customers are recognized as liabilities until the required products are delivered and services are performed as specified in individual customer contracts. Cost of sales includes all direct materials and other indirect costs related to the production of Monitoring devices and the delivery of the Subscription Service. Selling, general and administrative costs are charged to expense as incurred.

Product and Subscription Service Warranties

The Company sells Monitoring Devices and Subscription Services to customers with certain warranties including performance, repair, replacement and limited labor costs. Warranty accruals are based upon the Company's historical experience.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.


4.  Risks and uncertainties

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalent accounts in financial institutions, which exceed Federal depository insurance coverage $100,000 limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Major Customers

For the year ended December 31, 2005, net sales to four customers equaled approximately $4,420,000 or 70% of total revenues. Accounts receivable from these customers was approximately $686,000 at December 31, 2005.

For the year ended December 31, 2004, net sales to two customers equaled approximately $2,208,000 or 46% of total revenues. Accounts receivable from these customers was approximately $383,000 at December 31, 2004.

Major Vendors

The Company relies upon three major suppliers to manufacture and provide critical parts for its Monitoring Devices. In addition, the Company relies on one major vendor to deliver its Subscription Services. The Company does not have long-term contracts with any of these vendors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.  Inventories

Inventories consist of the following at December 31:

                                 2005          2004

Finished goods                $  249,851    $   95,250
Parts                            481,732       630,638
                              ------------------------
                              $  731,583    $  725,888
                              =========================

6.  Accrued warranty

The Company sells a majority of its products to customers together with repair and replacement warranties ranging from one year to five years. The accompanying consolidated financial statements include an accrual for estimated warranty claims, based on the Company's experience of the amount of such claims actually paid. The following is a reconciliation of the aggregate warranty liability as of December 31, 2005 and 2004:

                                 2005          2004

Beginning balance             $  191,872    $   45,062
Claims paid during the year     (391,010)     (248,190)
Additional warranty reserve      714,139       395,000
                              -------------------------
Ending balance                $  515,001    $  191,872
                              =========================

7.  Customer advances

On August 24, 2005, a customer entered into a GPS Software License and Hardware Purchase Agreement ("Purchase Agreement") under which the customer placed an order of 4,700 of the Company's GenTrak(TM) II units and also agreed to subscribe to web-based monitoring services for these units. Pursuant to the Purchase Agreement, the customer paid the Company an advance of approximately $1,162,000 related to a certain percentage of the sales price of the initial hardware order of 4,700 GenTrak(TM) II units plus advances on certain non-recurring engineering costs. The Company began shipping GenTrak(TM) II units under this Purchase Agreement in February 2006.


8.  Other current liabilities

As of December 31, 2004, other current liabilities primarily consisted of approximately $169,000 in overdue payables owed to a former vendor. In accordance with a settlement agreement signed in September 2005, the balance was reduced to $155,000 and the Company agreed to make a payment of $100,000, with the remainder to be paid on or before January 31, 2006. However, the vendor was unable to make delivery of certain parts in January 2006 and agreed to release the Company from payment of the $55,000, which was written off as of December 31, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.  Long-term debt

Long-term debt consists of the following at December 31:

                                 2005          2004

Notes payable-Tenix Holdings  $ 5,000,000   $ 4,250,000
Accrued interest payable          437,815       114,568
Due to TransCore                  361,167       536,167
Note payable-former member        173,421       264,921
                              -------------------------
                                5,972,403     5,165,656
Less:current maturities          (534,588)     (801,088)
                              --------------------------
                              $ 5,437,815   $ 4,364,568
                              ==========================

Aggregate future required principal and interest payments are as follows:

                                Amount

2006                          $   534,588
2007                            5,437,815
                              -----------
                              $ 5,972,403
                              ===========

Notes Payable-Tenix Holdings

Senior Promissory Notes

On September 30, 2004, the Company and its founders, Timothy Slifkin and Thomas Robinson (collectively, the "Founders") entered into a Securities Purchase Agreement (the "SPA") for senior promissory notes ("Senior Promissory Notes") and Class A Member Units with Tenix Holdings, Inc ("THI").

Under the terms of the SPA, THI exchanged a senior promissory note for a series of prior secured promissory notes issued between December 22, 2003 and September 30, 2004 in the amount of $3,182,288, including unpaid accrued interest of $72,288 (the "Initial Note"). The second promissory note (the "Second Note") was exchanged for the remaining secured promissory notes issued or to be issued. As of March 5, 2005, the Second Note was exchanged for prior promissory notes issued from October 14, 2004 to March 5, 2005, in the cumulative amount of $1,890,000 plus unpaid accrued interest. THI's total promissory note exchange commitment was $5 million which they fulfilled by March 2005.

In addition, as consideration for the obligation to exchange its senior secured notes for the Senior Promissory Notes, THI was granted 510,000 Class A Membership Units (the "THI Units") or 51% of the total outstanding membership units of the Company. The amount of THI Units outstanding is subject to reduction per terms of the Deed of Release, described below. The fair value of the THI Units was estimated to be zero based on the book value of the Company at September 30, 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2005 and 2004, the balance of the Senior Promissory Notes is as follows:

                                  Initial      Second     Accrued       Total
                                    Note        Note      Interest

Balance at January 1, 2004       $  350,000  $    -      $    -      $  350,000
Secured promissory notes issued
  between February 13, 2004 and
  September 30, 2004              2,760,000                          $2,760,000
Secured promissory notes issued
  between October 14, 2004 and
  December 13, 2004                           1,140,000               1,140,000
Accrued interest                                            114,568     114,568
                                 -----------------------------------------------
Balances at December 31, 2004     3,110,000   1,140,000     114,568   4,364,568
Secured promissory notes issued
  between January 21, 2005 and
  March 5, 2005                                 750,000                 750,000
Accrued interest                                            323,247     323,247
                                 -----------------------------------------------
Balances at December 31, 2005    $3,110,000  $1,890,000  $  437,815  $5,437,815
                                 ===============================================

The Senior Promissory Notes carry interest rates of 6.75% per annum and are collateralized by all assets of the Company. On an event of default, including among other things, failure to pay any principal or accrued interest as due, an additional 7.5% interest rate per annum will be charged from the date of the default until the default is cured.

The Senior Promissory Notes plus accrued interest are automatically payable in full on the earlier of (i) December 31, 2007, (ii) upon a liquidation event,
(iii) upon a firm commitment of an initial public offering in excess of $20 million, or (iv) at the discretion of THI upon the termination of the Founders full time employment by the Company prior to December 31, 2007.

However, at its own option, THI can defer the automatic payment events defined above and can instead seek partial or total repayment through market value calculations, as defined in the SPA, to be conducted as of December 31, 2006 and December 31, 2008. If partial repayment is made under the market value calculations then all remaining balances are to become due and payable six months after year end. The Company can prepay the Senior Promissory Notes at any time without prepayment penalty.

The Company, under terms of the SPA, was to comply with certain positive and negative covenants including, among other things, certain restrictions on the amount of purchase and sale of assets that it may make in one year.

Also on September 30, 2004, the Company and THI entered into a Post Closing Agreement in which THI acknowledged and agreed to pay certain debt owed by the Company to a Founder along with certain expenses incurred by the Founder for a total of $130,000. In addition, THI permitted the Company to adopt an Employee Phantom Equity Plan, however such a plan was never adopted.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deed of Release

On March 30, 2005, THI and the Company entered into a Deed of Release (the "Deed") in which both THI and the Company agreed to release each other from the terms and obligations of the SPA and also agreed to modify the terms of the Senior Promissory Notes in the event of an outside investor taking a significant equity position in the Company.

Per the terms of the Deed, THI agreed that in the event of an outside investor taking a significant equity position in the Company, the Senior Promissory Notes will be reduced to a single amount of $2 million with $1.5 million due and payable on December 31, 2007 and the remainder due on December 31, 2008, and THI's percentage ownership of the Company will be reduced from 51% to 15%. Upon such an occurrence, THI will retain one non-voting board of directors seat. THI will also receive a put option to sell 75% of its ownership of the Company at 90% of market value as determined by an independent valuation and 25% of its membership units under the same terms but with an execution date of December 31, 2008. In addition, the Company will have a call option to purchase all THI membership units at a price of $3.5 million.

In addition, under the Deed, THI and the Founders agreed to advance $200,000 each to the Company for working capital purposes for a total of $400,000. THI also agreed to use its best efforts to cooperate on a proposed financing transaction.

Due to TransCore

TransCore Link Logistics Corporation ("TransCore") is a vendor to the Company. In June 2004, the Company and Transcore entered into a Settlement Agreement ("Settlement Agreement") for past due accounts payable. The Settlement Agreement provided for the Company to adhere to a certain payment schedule and to purchase $1,805,000 of product from Transcore at a certain fixed price within 12 months from the date of the settlement agreement. The Settlement Agreement also provided for the forgiveness of $182,000 of indebtedness if payments are made pursuant to the Settlement Agreement.

The Company made certain payments under the Settlement Agreement and ceased making payments in July 2005. In April 2005, TransCore demanded immediate payment of all amounts due under the Settlement Agreement, including the $182,000.

On February 3, 2006, the Company entered into a credit agreement ("Credit Agreement") and a security agreement ("Security Agreement") with TransCore. The Credit Agreement provides for scheduled monthly repayment of all amounts due to TransCore through September 30, 2006 plus interest on the outstanding balance at a rate of 1% per month, compounded monthly. The Credit Agreement also provides an open credit amount for future purchases of approximately $142,000. In order to evidence its indebtedness, TransCore required the Company to sign a promissory note agreement in the principal amount of $1 million.

Any prepayments of the amounts due to TransCore are applied first against any accrued but unpaid interest and then against the remaining scheduled payments due in inverse order of maturity. If the Company obtains additional capital from an investor, the Company will be required to prepay the amounts due by $300,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon full payment of the amount due, the contingent liability of $182,000 due to TransCore will be forgiven.

The Security Agreement grants to TransCore a security interest in all the assets of the Company and the Credit Agreement requires the Company to use its best efforts to obtain from THI a subordination of its lien on the Company's assets in favor of TransCore. To date, THI has not signed the subordination agreement.

At December 31, 2005 and 2004, the balances due to TransCore under the Credit Agreement and Settlement Agreement are as follows:

Balances included in Accounts
  Payable
Current maturities - unpaid   $  605,630    $    -
  amount from Settlement
  Agreement                      179,167       354,167
Current maturities -
  contingently payable           182,000       182,000
                              ------------------------
                              $  966,797    $  536,167
                              ========================
Note Payable-Former Member

In May 2004, the Company, pursuant to a promissory note and an equity repurchase agreement, agreed to pay $388,422 to a departing member in exchange for his 5.66% interest in the Company. The $388,422 represented payment of the departing member's original principal and $88,422 of other consideration, which was guaranteed personally by the Company Founders and by THI. The promissory note was payable in monthly installments of principal and interest of $17,391 through May 2006. However, the Company ceased making payments in July 2005. Accordingly, the unpaid balance due of $173,421 and $264,921 as of December 31, 2005 and 2004, respectively, has been classified as a current liability.


10. Master factoring agreement

In June 2005, the Company entered into a master factoring agreement ("Factoring Agreement") with an accounts receivable financing company (the "Factor"). The Factoring Agreement provides for the factoring of up to $2 million of accounts receivable. The receivables are factored with full recourse and are advanced up to 85% of the face value of factored receivables. The Factor charges a servicing fee of 0.75% of the face amount of the receivable for each 30 days, or portion thereof, from the date of the advance to the time the receivable is settled. The Factor also charges a daily discount fee of .022% of the face amount of each receivable factored. The daily discount fee is defined as a certain published prime rate plus 2% per annum divided by 360.

The Factoring Agreement is secured by substantially all the assets of the Company. THI has signed an inter-creditor agreement with the Factor in which it took a subordinate position to the Factor in relation to its security interest in the assets of the Company.

No accounts receivable were financed through the Factoring Agreement during 2005. The Company began factoring certain accounts receivable in February 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11. Members' equity and LLC operating agreements

From January 1, 2004 to September 30, 2004, the Company was operating under the amended and restated operating agreement, effective November 24, 2003 (the "2003 Operating Agreement"). Since September 30, 2004 the Company operates under the second amended and restated Limited Liability Company Agreement (the "2004 Operating Agreement").

Pursuant to the 2003 Operating Agreement, the Company has authorized and issued 1,060 Class A member units. In addition, the Company authorized an additional 200 Class B non-voting membership units to be issued under an employee option plan. The exercise price of the options was to be fair market value at date of option grant. The options were to vest in 25% increments on the first and each subsequent anniversary of the date of grant of the options. No employee option plan was established and no Class B membership units or options were issued.

The 2003 Operating Agreement generally provided for allocation of profits and losses to members in proportion to their respective capital accounts.

Simultaneous with the signing of the SPA with THI, the Company members adopted the 2004 Operating Agreement which authorized the issuance of 510,000 Class A membership units to THI, 490,000 Class B membership units to the Founders, and 200,000 Class C membership units. The Class A members are entitled to three board seats and the Class B members are entitled to two board seats. Only Class C membership units are non-voting. A supermajority of the board of directors is required to authorize, among other things, a capital transaction. A supermajority is defined as a majority of Class A board members and all of the Class B board members. Class C membership units are reserved for an employee incentive bonus plan. No such plan was established and no Class C membership units were issued.

In accordance with the 2004 Operating Agreement, profits and losses are generally allocated in proportion to the members' respective capital accounts. The 2004 Operating Agreement also has mandatory transfer provisions, discretionary transfer provisions and final transfer provisions. These provisions provide for the potential sale of all Class B membership units to Class A members dependent upon, among other things, the market value of the Company as of December 31, 2006, December 31, 2008, and September 30, 2012.


12. Commitments and contingencies

Founders Employment Agreements

On September 30, 2004, each Founder signed an employment agreement ("Employment Agreement") with the Company simultaneous with the signing of the SPA with THI. Each Employment Agreement provides for a minimum base salary of $160,000 per year and bonuses up to 20% of the base salary. The bonuses are to be paid based upon meeting certain financial and non financial targets. To date, no bonuses have been paid.

The Employment Agreements end on the later of June 30, 2009 or at such time the Founders individual equity interests have been purchased by THI pursuant to the 2004 Operating Agreement (see Note 11). The Employment Agreements can be extended for one additional year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the Employment Agreements are terminated by the Company prior to June 30, 2007, the Founders are entitled to 48 months of base pay, less pay for the amount of months that expired under the term of the Employment Agreement. After June 30, 2007, termination without cause or for good reason results in a severance payment of twelve months of base pay. However, any termination within six months prior to or twelve months after a change in control, as defined, will result in an additional twelve months of severance.

During the years ended December 31, 2005 and 2004, the Founders have not been paid their full base salaries under the Employment Agreement. The accrual for the unpaid salary is included in Due to Members.

Lease Commitments

The Company leases office space through September 30, 2007. Future minimum rental payments under the lease are approximately as follows:

   Year Ending December 31,
            2006                            $   57,000
            2007                                43,000
                                            ------------
                                            $  100,000
                                            ============

Rent expense, including common occupancy charges, was approximately $77,000 and 71,000 for the years ended December 31, 2005 and 2004, respectively.

Legal Proceedings

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's consolidated financial statements.


13.      Employee benefit plan

The Company maintains a prototype qualified profit-sharing plan under Internal Revenue Code Section 401(k) ("401(k) Plan") for all eligible employees. The 401(k) Plan provides for a discretionary matching contribution by the Company. For the years ended December 31, 2005 and 2004, the Company elected to not make any matching contributions.


14.      Subsequent event

In February 2006, both Founders loaned a combined $200,000 to the Company in exchange for two Subordinated Promissory Notes (the "Notes"). The Notes are unsecured, mature on December 31, 2008, and provide for interest payments from time to time at an interest rate of 6.75% per annum.


CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Years Ended December 31,                                    2005        2004
--------------------------------------------------------------------------------

Compensation
Members' compensation                                 $   320,000   $   257,812
Staff salaries                                          1,693,529     1,534,921
Payroll taxes and employee benefits                       536,953       372,127
Commission expense                                                      110,081
Employee performance bonuses                              350,000
                                                      --------------------------

Total compensation costs                                2,900,482     2,274,941
                                                      --------------------------

Other significant expenses
Warranty expense                                          714,139       395,000
Engineering supplies                                      277,700       133,715
Legal fees                                                 15,000       128,387
Shipping charges                                           89,387        20,289
Bad debt expense                                           58,998       120,313
                                                      --------------------------

Total other significant expenses                        1,155,224       797,704
                                                      --------------------------

Expenses by department
Sales, marketing and customer service                     344,871       191,541
Information technology                                    197,203        75,967
Engineering                                               171,591       197,517
Facilities management                                     138,015        92,942
Administrative and other                                  408,472       169,547
                                                      --------------------------

Total other significant expenses                        1,260,152       727,514
                                                      --------------------------

Total selling, general and administrative expenses    $ 5,315,858   $ 3,800,159
                                                      --------------------------

See accompanying notes to consolidated financial statement


CONSOLIDATED SUPPLEMENTARY FINANCIAL DATA
                                                        $ Increase
Years Ended December 31,        2005          2004       (decrease)        %
-----------------------------------------------------------------------------

Net sales                   $  6,327,980  $  4,819,420  $  1,508,560     31%

Cost of sales                  4,037,413     3,811,696       225,717      6%
                            -----------------------------------------
Gross profit                   2,290,567     1,007,724     1,282,843    127%
                            -----------------------------------------
Selling, general and
  administrative expenses      5,315,858     3,800,159     1,515,699     40%
Depreciation expense              29,039        13,573        15,466    114%
                            -----------------------------------------
Total operating expenses       5,344,897     3,813,732     1,531,165     40%
                            -----------------------------------------
Loss from operations          (3,054,330)    2,806,008)     (248,322)     9%

Interest expense, net [1]       (334,591)     (148,018)     (186,573)    126%
Forgiveness of debt income       200,000                     200,000
                            -----------------------------------------

Net loss                    $ (3,188,921) $ (2,954,026) $   (234,895)     8%
                            =================================================

See accompanying notes to consolidated financial statement


[1] Pursuant to the Deed of Release dated March 30, 2005, upon the occurence of an investor taking a significant equity position in the Company, the THI
Senior Secured Promissory Notes payable will be convered into a single $2 million Unsecured Note. At that time, all accrued interest on the Senior Secured Promissory Notes will also be reversed. For the years ended December 31, 2005 and 2004, there was $323,247 and $114,568, respectively, of accrued THI interest included in interest expense.